UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On October 8, 2021, Nxt-ID, Inc. (the “Company”) initiated a campaign on Stockperks.com and on the Stockperks mobile app, (the “Stockperks Campaign”), where the Company offered to certain of its stockholders $5.00 Starbucks gift cards if they vote on the proposals included in the Definitive Proxy Statement that the Company filed with the Securities and Exchange Commission (“SEC”) on September 17, 2021 (the “Definitive Proxy Statement”). The purpose of the Stockperks Campaign is to encourage such stockholders to cast their votes on such proposals.

Commencing October 11, 2021, the Company plans to (i) release voicemail messages to its stockholders with a recorded message (to stockholders with accounts at Broadridge Financial Solutions, Inc., the “Broadridge Recorded Message”; to stockholders with Mediant Communications Inc. accounts, the “Mediant Recorded Message”; and collectively, the “Recorded Messages”); and (ii) distribute an email (“Email”), both from Ms. Chia-Lin Simmons, the Company’s Chief Executive Officer (the “CEO”), to the Company’s stockholders with accounts at Broadridge Financial Solutions, Inc. and Mediant Communications Inc., regarding the Special Meeting. The Recorded Messages and Email will be intended to remind the Company’s stockholders of the Special Meeting and encourage them to vote on the proposals included in the Definitive Proxy Statement.

The Stockperks Campaign, Recorded Messages and Email each supplements the Definitive Proxy Statement and the Definitive Additional Materials filed with the SEC on September 21, 2021, September 27, 2021, September 29, 2021, September 30, 2021, October 1, 2021, October 4, 2021, October 5, 2021, October 6, 2021 and October 7, 2021.

Below is a copy of the information provided to such stockholders of the Company in connection with the Stockperks Campaign via email:

Below is a copy of the information provided to such stockholders of the Company in connection with the Stockperks Campaign via text message (with a copy of the Stockperks website dedicated to the Company to which users would be directed via link in such text message):

NASDAQ:NXTD Have a coffee on us while you learn more about the proxy. https://stockperks.com/nxtd Txt STOP to OptOut

Below is a copy of the information provided to such stockholders of the Company in connection with the Stockperks Campaign on the Stockperks mobile app and via push notification:

Below is a transcript of the Broadridge Recorded Message:

Hello. This is Chia-Lin Simmons, CEO of NXT-ID. The team and I have a plan to build the long-term value of your shares, but this will be extremely difficult to do if we get delisted. This is why we need you to vote "FOR" the two reverse stock split proposals before this Friday's Special Shareholders Meeting.

Visit www.proxyvote.com or call 888-742-1305 to cast your vote “FOR” the proposals NOW. You can also read about my plan for the company at votefornxt-id.com. Thank you for supporting NXT-ID and for voting today.

Below is a transcript of the Mediant Recorded Message:

Hello. This is Chia-Lin Simmons, CEO of NXT-ID. The team and I have a plan to build the long-term value of your shares, but this will be extremely difficult to do if we get delisted. This is why we need you to vote "FOR" the two reverse stock split proposals before this Friday's Special Shareholders Meeting.

Visit www.proxypush.com or call 888-742-1305 to cast your vote “FOR” the proposals NOW. You can also read about my plan for the company at votefornxt-id.com. Thank you for supporting NXT-ID and for voting today.

Below is a copy of the Email:

Dear NXT-ID shareholder,

Time is running out for you to vote “FOR” both of the reverse stock split proposals!  If you are submitting your vote by phone or online, it must be received by 11:59 pm Eastern time on October 14, 2021.

We must have shareholder approval to avoid being delisted from Nasdaq, which may occur as soon as October 18th. EVERY VOTE COUNTS, regardless of the number of shares that you hold.

Remaining listed on Nasdaq will help us to:

•	Protect the long-term value of your investment
•	Maintain ease of trading
•	Have more access to capital to support growth

If you have questions or need assistance voting your shares, please contact our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305 or via email at NXT-id@laurelhill.com. To learn more please visit www.voteFORnxt-id.com.

Help protect your investment! Vote your shares today “FOR” both of the reverse stock split proposals.

Thank you,

Chia-Lin Simmons

Chief Executive Officer, NXT-ID

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).